                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         WHEREHOUSE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                            [WHEREHOUSE MUSIC LOGO]

                         WHEREHOUSE ENTERTAINMENT, INC.
                             19701 HAMILTON AVENUE
                        TORRANCE, CALIFORNIA 90502-1334

                               SEPTEMBER 29, 2000

Dear Stockholder:

     We cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Wednesday, October 18, 2000 at The Holiday Inn Hotel, 19800 S. Vermont, Torrance, California at 10:00 a.m. (local time).

     At the Annual Meeting, you will be asked to vote upon the election of a Board of Directors, the approval of an amendment to our 1998 Stock Incentive Plan (as amended, the "Plan") increasing the maximum number of shares that may be issued under the Plan, and the ratification of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2001. The Board of Directors recommends that you vote FOR each of these items. We have included a proxy statement that contains more information about these items and the meeting.

     We hope that you will be able to attend the meeting. If so, please let us know by checking the appropriate box on the form of proxy. Whether or not you plan to attend the meeting, please complete, sign, date, and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If, after returning your proxy card, you wish to attend the meeting and vote your shares personally, you may revoke your proxy.

     Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope promptly so that your shares will be represented and voted at the meeting even if you cannot attend.

     Thank you for your continued interest in Wherehouse Entertainment, Inc.

                                          Sincerely yours,

                                          /s/ ANTONIO C. ALVAREZ, II
                                          Antonio C. Alvarez, II
                                          Chairman of the Board and
                                          Chief Executive Officer

     IF YOU CANNOT BE PRESENT AND DESIRE TO HAVE YOUR STOCK VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                         WHEREHOUSE ENTERTAINMENT, INC.
                             19701 HAMILTON AVENUE
                        TORRANCE, CALIFORNIA 90502-1334
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 18, 2000
                            ------------------------

TO THE STOCKHOLDERS OF
WHEREHOUSE ENTERTAINMENT, INC.

     The Annual Meeting of Stockholders of Wherehouse Entertainment, Inc. (the "Company") will be held at The Holiday Inn Hotel, 19800 S. Vermont, Torrance, California on Wednesday, October 18, 2000 at 10:00 a.m. (local time) for the following purposes:

     1. To elect a Board of Directors of the Company, each to serve until the Company's Annual Meeting of Stockholders to be held in 2001 and until his or her successor has been duly elected and qualified (Proposal 1);

     2. To approve an amendment to the Company's 1998 Stock Incentive Plan (as amended, the "Plan") increasing the maximum number of shares that may be issued under the Plan (Proposal 2);

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2001 (Proposal 3); and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors fixed September 15, 2000 as the record date for the Annual Meeting. This means that owners of the Company's Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mark A. Velarde
                                          Mark A. Velarde
                                          Executive Vice President and
                                          Chief Financial Officer

Torrance, California
September 29, 2000

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                         WHEREHOUSE ENTERTAINMENT, INC.
                          TO BE HELD OCTOBER 18, 2000

     This Proxy Statement is furnished to stockholders of Wherehouse Entertainment, Inc. (the "Company" or "Wherehouse") by its Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company. The Annual Meeting will be held at The Holiday Inn Hotel, 19800 S. Vermont, Torrance, California on Wednesday, October 18, 2000 at 10:00 a.m. (local time). The Company's principal executive offices are located at 19701 Hamilton Avenue, Torrance, California and its telephone number is (310) 965-8300. This Proxy Statement, Notice of Annual Meeting, and the accompanying proxy card(s) are being first mailed to holders of the Company's common stock, par value $.01 per share ("Common Stock"), on or about September 29, 2000, and the Company's Annual Report for the fiscal year ended January 31, 2000 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies by the Company is to be made.

GENERAL INFORMATION, VOTING RIGHTS AND VOTING PROCEDURES

     The Board of Directors fixed September 15, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 11,047,185 shares of Common Stock were issued and 11,022,185 were outstanding and entitled to vote at the meeting. Common Stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at the Company's corporate offices located at 19800 S. Vermont, Torrance, California 90502-8378.

     Voting by Proxy. Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. A stockholder who does not plan to attend the meeting must sign and return each of the proxy cards received to ensure that all of the shares owned by such stockholder are represented at the Annual Meeting. Each proxy card that is properly signed and returned to the Company by and not revoked will be voted in accordance with the instructions contained therein.

     Revoking Proxies. Any stockholder who gives a proxy may revoke it at any time before it is exercised by delivering to the Treasurer of the Company, either in person or by mail, a written notice of revocation, or by a subsequent proxy executed by the person executing the prior proxy and delivered prior to or presented at the meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     Authority of Proxy Holders. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors of the Company, FOR an amendment to the Company's 1998 Stock Incentive Plan (as amended, the "Plan"), and FOR the approval of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2001. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) or their substitutes will use their discretion with regard to any other matters that may be properly presented at the meeting or, except as otherwise limited by law, any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting. The Company is not now aware of any such other matters that may come before the meeting.

     Quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the Directors nominated will be elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting. Assuming the presence of a quorum, the approval of the amendment to the Plan increasing the maximum number of shares that may be issued under the Plan will require a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote at the meeting. Assuming the presence of a quorum, the approval of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors will require a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote at the meeting.

     Abstentions; Broker Nonvotes. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

     Unmarked Proxies. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy card.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors of the Company is comprised of five members.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW TO HOLD OFFICE UNTIL THE COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of each of the nominees listed below, all of whom are currently members of your Board of Directors. If any nominee becomes unavailable or is unable to serve as a director, which is not anticipated, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                             NOMINEES FOR ELECTION

                                                                        AGE AT       YEAR
                                                                      AUGUST 22,     FIRST
              NAME                             POSITION                  2000       ELECTED
              ----                             --------               ----------    -------
Antonio C. Alvarez, II..........  Chief Executive Officer, Chairman       52         1997
                                  of the Board and Director
Robert C. Davenport.............  Director                                34         1996
Jonathan Gallen.................  Director                                40         1997
Joseph B. Smith.................  Director                                72         1997
Joseph J. Radecki, Jr...........  Director                                42         1997

     ANTONIO C. ALVAREZ, II, Chief Executive Officer, Chairman of the Board and Director of Wherehouse since January 30, 1997. Mr. Alvarez is a principal of Alvarez & Marsal, Inc., a New York based management consulting company "A&M"). Mr. Alvarez's recent experience includes acting as adviser to the bank lenders to Camelot Music, Inc., a mall-based music retailer with over 300 stores. Mr. Alvarez served as Phar-Mor, Inc.'s President and Chief Operating Officer from September 1992 through February 1993, as acting Chief Financial Officer from August 1992 to December 1992, and as Chief Executive Officer from February 1993 through Phar-Mor's emergence from Chapter 11 bankruptcy in October 1995. Mr. Alvarez serves as the Chief Executive Officer, Chairman of the Board and Director of Wherehouse pursuant to a Management Services Agreement, dated as of January 31, 1997, as amended February 1, 1998, April 30, 1998, May 13, 1999, April 13, 2000, and June 27, 2000, among the Company, A&M, Antonio C. Alvarez, II, the Support Employees described therein, A&M Investment Associates #3, LLC ("A&M #3"), and Cerberus Partners, L.P (as so amended, the "Management Services Agreement"). Mr. Alvarez is also a member of the Board of Directors of CheckOut.com, LLC.

     ROBERT C. DAVENPORT, Director since November 15, 1996. Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P., a New York based investment fund management firm, a position he has held since February 1996. From March 1994 until February 1996, he was a private investor. From 1990 through 1994, he was with Vestar Capital Partners, Inc. ("Vestar"), an investment fund, where he served as a vice president. Prior to joining Vestar in 1990, Mr. Davenport was an analyst in the Mergers and Acquisitions Group at Drexel Burnham Lambert in New York. Mr. Davenport is a member of the Board of Directors of CheckOut.com, LLC.

     JONATHAN GALLEN, Director since January 30, 1997. Mr. Gallen is the sole managing member of Pequod LLC, the general partner of Pequod Investments, L.P. Pequod Investments, L.P. is a distressed securities fund which invests in publicly traded debt, private debt, trade claims, large and middle-market bank loans, distressed real estate and public and private equity. Mr. Gallen has served on the Board of Directors of Harvest Foods and Fruehauf Trailer Corporation.

     JOSEPH B. SMITH, Director since January 30, 1997. Mr. Smith is currently the Chairman of Unison Productions, a consulting and production company. Mr. Smith has held this position since April 1994. Mr. Smith served as President and Chief Executive Officer of Capitol Industries-EMI Music, Inc. from 1987 until 1993. Mr. Smith also serves as a director of Westwood One, Inc.

     JOSEPH J. RADECKI, JR., Director since February 20, 1997. Mr. Radecki is a Managing Director of CIBC World Markets, an investment bank. From 1990 to 1998, Mr. Radecki was an Executive Vice President and Director of Financial Restructurings of Jefferies & Company, Inc. From 1983 until 1990, Mr. Radecki was First Vice President in the International Capital Markets Group at Drexel Burnham Lambert, Inc., where he specialized in financial restructurings and recapitalizations. Mr. Radecki is currently Chairman of the Board of American Rice, Inc. and has served as a member of the Board of Directors of Service America Corporation, Bucyrus International, Inc. and ECO-Net.

MEETINGS AND COMPENSATION OF DIRECTORS

     During the fiscal year ended January 31, 2000, there were seven meetings of the Board of Directors. All of the directors participated in all meetings, except Mr. Radecki, who did not participate in one meeting, Mr. Smith who did not participate in one meeting and Mr. Gallen, who did not participate in seven meetings.

     Cash Compensation of Directors. Two non-employee members of the Board of Directors, Messrs. Radecki and Smith, each received a fee of $5,000 per attended meeting for his services and were reimbursed for reasonable expenses incurred in connection with attending such meetings. Messrs. Alvarez, Gallen, and Davenport were not paid any compensation for their services as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are three standing committees of the Board of Directors of the
Company: the Audit Committee, the Compensation Committee, and the 162(m) Committee.

     Audit Committee. Messrs. Radecki, Davenport, and Gallen, none of whom is a current or former officer or employee of the Company, are the current members of the Audit Committee. The Audit Committee is responsible for monitoring and reviewing accounting methods, internal accounting procedures and controls, and audit plans adopted by the Company. The Audit Committee recommends to the Board of Directors the engagement of Company's independent auditors and monitors the scope and results of the Company's audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company's independent auditors. The Audit Committee, which was established in April 1997, held two meetings during the fiscal year ended January 31, 2000. Mr. Gallen was unable to attend either of these meetings. Both other members attended both meetings.

     Compensation Committee. Messrs. Davenport, Radecki and Smith, none of whom is a current or former officer or employee of the Company, are the current members of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving, or recommending for approval by the full Board of Directors, all compensation arrangements for the executive officers of the Company. The Compensation Committee's goal is to ensure that the executive officers and key management personnel of the Company are effectively compensated with salaries, supplemental compensation and benefits that are equitable and competitive. The Compensation Committee, which was established in April 1997, held three meetings during the fiscal year ended January 31, 2000. All members of the Compensation Committee attended all meetings.

     162(m) Committee. Messrs. Gallen and Smith, neither of whom is a current or former officer or employee of the Company, are the current members of the 162(m) Committee. The 162(m) Committee is responsible for administering the Company's 1998 Stock Incentive Plan (which was approved by the Company's stockholders at the 1998 Annual Meeting) with respect to persons whose compensation is subject to Section 162(m) of the Internal Revenue Code and persons whom the Compensation Committee identifies as potentially subject to Section 162(m). For these persons, the 162(m) Committee establishes performance-based goals for granting awards under the 1998 Stock Incentive Plan and certifies whether or not these goals have been met. The 162(m) Committee was established in March 1999.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company, each of whom serves in the indicated capacities at the pleasure of the Board, are as follows:

                                                                                    AGE AT
                NAME                                  POSITION                  AUGUST 22, 2000
                ----                                  --------                  ---------------
Antonio C. Alvarez, II...............  Chief Executive Officer, Chairman of           52
                                       the Board and Director
Hugh G. Hilton.......................  President and Chief Operating Officer          49
Larry C. Gaines......................  Executive Vice President, Advertising,         52
                                       Marketing, Merchandising
Barbara C. Brown.....................  Senior Vice President, Store Operations        48
Mark A. Velarde......................  Executive Vice President and Chief             44
                                       Financial Officer

     ANTONIO C. ALVAREZ, II, Chief Executive Officer, Chairman of the Board and Director of Wherehouse since January 30, 1997. Mr. Alvarez is a principal of Alvarez & Marsal, Inc., a New York based management consulting company "A&M"). Mr. Alvarez's recent experience includes acting as adviser to the bank lenders to Camelot Music, Inc., a mall-based music retailer with over 300 stores. Mr. Alvarez served as Phar-Mor, Inc.'s President and Chief Operating Officer from September 1992 through February 1993, as acting Chief Financial Officer from August 1992 to December 1992, and as Chief Executive Officer from February 1993 through Phar-Mor's emergence from Chapter 11 bankruptcy in October 1995. Mr. Alvarez serves as the Chief Executive Officer, Chairman of the Board and Director of Wherehouse pursuant to a Management Services Agreement, dated as of January 31, 1997, as amended February 1, 1998, April 30, 1998, May 13, 1999, and

April 13, 2000 (the "Management Services Agreement"), among Wherehouse, A&M, Antonio C. Alvarez, II, the Support Employees described therein, A&M #3, and Cerberus Partners, L.P.

     HUGH G. HILTON, President and Chief Operating Officer. Mr. Hilton commenced serving as Chief Operating Officer in January 1998, and since January 2000 has served as President. He was appointed Executive Vice President in March 1999, overseeing the Company's Special Projects and Development, including the Company's Internet commerce site which was operated through Wherehouse.com, Inc. Mr. Hilton is a Managing Director of A&M which he joined in June 1992. Mr. Hilton's most recent experience while at A&M, Inc. includes serving as Chief Executive Officer at Fedco between April 1996 and April 1997. Prior to joining A&M., Mr. Hilton was President of HVK, Inc., a California-based real estate consulting and investment advisory firm which he founded. Prior to founding HVK, Inc., he served as President of Karsten Institutional Realty Advisors (a subsidiary of First Interstate Bancorp), a pension fund advisory firm with $1.2 billion in real estate assets under management. Mr. Hilton is also Chairman of the Board and a director of CheckOut.com.

     LARRY C. GAINES, Executive Vice President, Advertising, Marketing and Merchandising. Mr. Gaines joined Wherehouse in October 1998 with the Acquisition of Blockbuster Music. He was appointed Executive Vice President and Chief Operating Officer of Wherehouse in March 1999 and since January 2000 has served as Executive Vice President, Advertising, Marketing and Merchandising. From January 1998 through October 1998, Mr. Gaines served as President of Blockbuster Music. From 1981 through 1997, Mr. Gaines was with the Musicland Group, serving in several senior management positions, most recently as President of Media Play, a 90-store, big box, full media chain. Previously he was with Cole National Corporation. Mr. Gaines is a member of the board of directors for the National Association of Recording Merchants (NARM).

     MARK A. VELARDE, Executive Vice President, Chief Financial Officer and Assistant Secretary. Mr. Velarde was a managing director of Alvarez & Marsal, Inc. which he joined in 1992. On October 1, 1999, Mr. Velarde became Chief Financial Officer of Wherehouse Entertainment, Inc. Mr. Velarde served as Chief Financial Officer and later Chief Operating Officer, of Telegroup, Inc., a publicly traded telecommunications company during its Chapter 11 reorganization from 1998 to 1999. From 1994 to 1998, he served in the capacities of Chief Financial Officer and Acting Chief Operating Officer of Anthony Manufacturing Company, Inc., a privately held manufacturer of commercial refrigeration components. During 1992 and 1993, Mr. Velarde was Acting Chief Executive Officer of Affiliated Medical Enterprises, a debtor-in-possession which owned and operated a chain of acute care hospitals. From 1988 to 1992, He was cofounder and Executive Vice President of HVK, Inc., a California-based real estate consulting and investment advisory firm. Prior to HVK, he was Senior Vice President -- Acquisitions of the pension fund advisory arm of First Interstate Bancorp, where he worked in acquisitions for 5 years.

     BARBARA C. BROWN, Senior Vice President, Store Operations. Ms. Brown joined Old Wherehouse in 1973. She became Vice President, Sales and Operations and in 1986, was promoted to Senior Vice President in 1991. Prior to 1986, Ms. Brown served in a variety of store operations positions including Store Manager, District Manager, Assistant Vice President, Store Operations, and Associate Vice President, Store Operations.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal year ended January 31, 2000, certain compensation paid by the Company or accrued for such fiscal year, to the Chief Executive Officer and the three next most highly compensated executive officers of the Company (the "Named Executive Officers"). All cash compensation with respect to Antonio C. Alvarez, II and Hugh G. Hilton was paid to A&M, a consulting firm of which Antonio C. Alvarez, II is a principal and of which Hugh
G. Hilton is a Managing Director. All other compensation paid with respect to Antonio C. Alvarez, II was paid to A&M Investment Associates #3, LLC ("A&M #3"), an affiliate of A&M.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                  ANNUAL COMPENSATION               AWARDS
                                         -------------------------------------   ------------
                             FISCAL                                  OTHER        SECURITIES        ALL
                              YEAR                                   ANNUAL       UNDERLYING       OTHER
                              ENDED      SALARY        BONUS      COMPENSATION     OPTIONS      COMPENSATION
NAME & PRINCIPAL POSITION  JANUARY 31,     ($)          ($)          ($)(1)          (#)            ($)
-------------------------  -----------   -------      -------     ------------   ------------   ------------
Antonio C. Alvarez, II...     2000            --       46,000(11)   600,000(2)            (5)           --
  Chairman, Chief             1999            --                    600,000(2)            (5)           --
  Executive Officer           1998            --           --       600,000(2)            (5)           --
Hugh G. Hilton...........     2000        15,866(3)                        (4)          --             754(6)
  President and               1999            --           --              (4)          --              --
  Chief Operating Officer     1998            --           --              (4)          --              --
Larry C. Gaines..........     2000       280,000      112,000            --             --           3,796(7)
  Executive Vice
    President,                1999            --           --            --             --              --
  Advertising, Marketing,     1998            --           --            --             --              --
  Merchandising
Barbara C. Brown.........     2000       178,654       54,000            --             --          20,020(8)
  Senior Vice President,      1999       175,000       75,000            --         28,000          22,334(9)
  Store Operations            1998       175,000       75,000            --             --          12,270(10)

---------------
 (1) In accordance with Commission rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, or certain perquisites and other personal benefits received by the Named Executive Officers that do not in the aggregate exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) Mr. Alvarez commenced serving as Chairman of the Board and Chief Executive Officer of Wherehouse in January 1997 pursuant to the Management Services Agreement dated as of January 31, 1997. Under the Management Services Agreement, A&M currently receives $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied to the Company by A&M as needed. These amounts were paid to A&M pursuant to the Management Services Agreement. See "Description of Employment Contracts, Termination of Employment and Change in Control Arrangements." The Management Services Agreement was extended for one year to October 14, 2001 pursuant to an extension and amendment thereof dated as of June 27, 2000.

 (3) Pursuant to an amendment to the Management Services Agreement (see note 4 below), Mr. Hilton was excluded from the personnel supplied to the Company by A&M and became an employee of the Company effective January 3, 2000.

 (4) Mr. Hilton served the Company under the Management Services Agreement with A&M until January 2000. Effective February 1, 1998, the Company agreed, pursuant to an amendment to the Management Services Agreement, to compensate A&M separately for Mr. Hilton's services as an employee of the Company. In January 1998, Mr. Hilton was appointed Chief Operating Officer by the Board of Directors, and in March 1999, Mr. Hilton was appointed Executive Vice President, Special Projects and Development. In January 2000, he was appointed President and Chief Operating Officer. The Company did not pay any separate compensation for Mr. Hilton to A&M for Fiscal Year ended January 31, 1998. See "Certain Relationships and Related Transactions."

 (5) In connection with the Management Services Agreement, Wherehouse issued options to purchase 993,380 shares of Common Stock, subject to adjustment, to A&M #3, (an affiliate of A&M) of which Mr. Alvarez is a principal, pursuant to a Non-Transferable Stock Option Agreement dated as of January 31, 1997, as amended (the "Option Agreement"). Mr. Hilton possesses a pecuniary interest in A&M #3. On April 30, 1998, the Option Agreement was amended to conform the Agreement to the intent of the parties. Pursuant to the Option Agreement, as amended, and based upon distributions and cash settlements pursuant to a Chapter 11 Plan of Reorganization for the Company's predecessors (the "Reorganization Plan"), on December 10, 1998 the number of options granted to A&M #3 was adjusted to 1,199,151. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. See "Stock Options" below.

 (6) Includes $303 paid on behalf of Mr. Hilton and his family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $415 automobile allowance and $36 of premiums paid for term life insurance.

 (7) Includes $673 paid on behalf of Mr. Gaines and his family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $2,492 automobile allowance and $631 of premiums paid for term life insurance.

 (8) Includes $1,860 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $7,200 automobile allowance, $7,387 of premiums paid for term life insurance and $3,573 for matching contributions to the Company's 401(k) plan.

 (9) Includes $4,415 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $7,200 automobile allowance, $7,405 of premiums paid for term life insurance and $3,315 for matching contributions to the Company's 401(k) plan.

(10) Includes $1,895 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are $7,153 of premiums paid for term life insurance and $3,222 for matching contributions to the Company's 401(k) plan.

(11) During the fiscal year ended January 31, 2000, a discretionary bonus of $46,000 was awarded to A&M.

                         FISCAL YEAR-END OPTION VALUES

     No options were exercised by any of the Named Executive Officers during Fiscal 2000. The following table sets forth certain information with respect to the Named Executive Officers of the Company concerning the number of shares covered by both exercisable and unexercisable stock options held as of January 31, 2000. None of the Named Executive Officers held any stock appreciation rights at such time. No established trading market exists for Common Stock. As of January 31, 2000, the Company calculated the book value of each share of Common Stock to be $9.01. This book value of $9.01 per share is utilized to calculate the value of unexercised in-the-money options in the table below. The value used is not intended to represent the price at which shares of Common Stock trade.

                         FISCAL YEAR-END OPTION VALUES

                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                     OPTIONS AT FY-END(#)            AT FY-END($)(1)
                                   -------------------------    -------------------------
              NAME                 EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                 -------------------------    -------------------------
Antonio Alvarez, II..............       $  1,199,151/0(2)               $87,938/0(3)
Hugh G. Hilton...................                     (2)                     0/0
Larry C. Gaines..................        10,000/50,000(4)                     0/0
Barbara C. Brown.................        11,200/28,000(4)                     0/0

---------------
(1) As noted above, book value was used to calculate the value of unexercised in-the-money options. If a higher stock value were used to calculate the value of unexercised options at fiscal year-end, the value of unexercised options would be higher, as (i) more options would be "in-the-money," and
    (ii) each in-the-money option would have a higher value.

(2) Wherehouse entered into the Option Agreement with A&M #3, of which Antonio
    C. Alvarez, II is a principal. Pursuant to the terms of the Option Agreement, on January 31, 1997, Wherehouse granted to A&M #3 three tranches of options to acquire, in the aggregate, 993,380 shares of Common Stock, subject to adjustment upon certain events. On April 30, 1998, the Option Agreement was amended to conform the agreement to the intent of the parties. Pursuant to the Option Agreement, as amended, and based upon distributions and cash settlements pursuant to the Reorganization Plan, on December 10, 1998, the number of options granted to A&M #3 was adjusted such that the total shares subject to such options was 1,199,151, comprised of: (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. See "Certain Relationships and Related Transactions" below.

(3) In connection with the Management Services Agreement, as amended, Wherehouse issued options to purchase 993,380 shares, subject to adjustment and subsequently increased to 1,199,151 shares as described in Note 2 above, of Common Stock to A&M #3 pursuant to the Option Agreement. Mr. Hilton possesses a pecuniary interest in A&M #3. See Item 13 -- "Certain Relationships and Related Transactions."

(4) These ten year options vest, subject to acceleration in certain circumstances, in five equal annual installments beginning on April 7, 1999 and have an exercise price of $12.00 per share.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
                         --------------------------------                                   AT ASSUMED ANNUAL
                           NUMBER OF     PERCENT OF TOTAL                                 RATES OF STOCK PRICE
                          SECURITIES       OPTIONS/SARS                                     APPRECIATION FOR
                          UNDERLYING        GRANTED TO      EXERCISE OR                      OPTION TERM(1)
                         OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------------
         NAME            GRANTED(2)(3)     FISCAL YEAR       ($/SHARE)       DATE        5%($)           10%($)
         ----            -------------   ----------------   -----------   ----------   ----------      -----------
Larry C. Gaines........     50,000             19.6%          $18.00      10/26/2008    $67,563         $640,683

---------------
(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The amounts are calculated by using the fair market value of $11.88 per share of Common Stock which was the fair market value on the April 7, 1998 initial grant date of options under the Wherehouse 1998 Stock Incentive Plan (as determined by an independent appraisal obtained by the Company) and assume annual compounded stock appreciation rates of 5% and 10% over the full 10-year term of the options.

    The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. As set forth in note 2 below, the option grants vest equally over a 5-year period, and the reported amounts are based on the assumption that the named persons hold the options granted for their full 10-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

(2) Stock options were granted under the Wherehouse 1998 Stock Incentive Plan at exercise prices deemed not to be less than the fair market value at the time of the grant. All options described in this table were to vest in five equal installments on the anniversary of the grant date over a 5-year period. Vested but unexercised options expire 6 months after a termination of employment due to retirement, death or total disability; immediately upon any termination of the individual's employment "for cause"; and 30 days after a termination of employment for any other reason. Generally, upon a "Change in Control Event", each option will become immediately exercisable in full. A "Change in Control Event" under the Wherehouse 1998 Stock Incentive Plan generally includes (subject to certain exceptions) (i) a more than 50% change in ownership of the Company; (ii) certain changes in a majority of the Board of Directors; (iii) certain mergers or consolidations approved by the Company's stockholders; or (iv) stockholder approval of a liquidation of the Company or sale of substantially all of the Company's assets. A "Change in Control Event" could also be triggered if any new person acquires greater than 30% ownership of the Company's stock, and certain 5% owners (See "Security Ownership of 5% Holders, Directors and Executive Officers" below) do not retain at least 30%.

(3) This table does not include the adjustment to the number of shares subject to the options granted to A&M #3 pursuant to the adjustment provisions of the Option Agreement, as amended. See "Certain Relationships and Related Transactions" below.

DESCRIPTION OF EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     As of January 31, 2000, Antonio C. Alvarez, II serves as Chairman of the Board and Chief Executive Officer pursuant to the Management Services Agreement. Under the Management Services Agreement, A&M currently receives $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied to the Company by A&M as needed. A&M is also eligible to receive a discretionary incentive bonus for the services certain individuals. During the fiscal year ended January 31, 2000, a discretionary bonus of $46,000 was awarded to A&M. The Management Services Agreement will expire on October 14, 2001, subject to further extension or earlier termination under certain conditions.

PERFORMANCE GRAPH

     The Company's Common Stock is not listed on a securities exchange or traded in the over-the-counter market, nor is there an established trading market for such shares. From time to time, the Company learns of trades through beneficial ownership reports of its directors and large holders filed with the SEC. Occasionally, the Company receives information regarding trades from a broker. Based on such information, it appears that shares have been traded for the following prices, in the following amounts, on the following dates:

                                                              # OF
                        TRADE DATE                           SHARES     PRICE
                        ----------                          --------    ------
8/20/97...................................................  580,704     $10.37
8/20/97...................................................   25,000     $10.37
9/2/97....................................................  970,704     $10.37
9/2/97....................................................  385,542     $10.37
2/5/98....................................................    1,200     $12.00
3/5/98....................................................   20,000     $14.50
3/6/98....................................................    1,000     $12.00
3/6/98....................................................      658     $ 9.50
3/24/98...................................................      500     $14.25
4/3/98....................................................   20,000     $15.00
4/22/98...................................................   80,000     $14.88
5/5/98....................................................   15,000     $16.25
5/11/98...................................................    9,565     $16.13
5/26/98...................................................   20,000     $17.06
5/28/98...................................................   16,000     $14.88
6/12/98...................................................   10,000     $16.82
9/29/98...................................................   33,000     $14.00
9/29/98...................................................   38,000     $14.00
9/29/98...................................................    3,290     $14.00
9/29/98...................................................   62,000     $14.00
10/15/98..................................................   15,000     $11.75
12/21/98..................................................   19,583     $17.50
3/1/99....................................................   25,000     $13.50
2/17/00...................................................  250,000     $20.00

     The foregoing list of trades is not necessarily exclusive, and the Company takes no responsibility for the accuracy of the information regarding such trades. These values are not intended to represent the price at which those shares would trade if a liquid, public market existed for Common Stock. As of September 15, 2000, 11,047,185 shares of Common Stock were issued, and 11,022,185 shares were outstanding. All but 1,449,151 of those shares were issued pursuant to the Reorganization Plan. As of September 15, 2000, there were 865 record holders of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee (for the purposes of this report only, the "Committee"), established in 1997, currently consists of Messrs. Davenport, Radecki, and Smith, none of whom are current or former

---------------

* The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

officers or employees of the Company. The Compensation Committee is responsible for determining the compensation of executive officers of the Company. The following report addresses the Committee's objectives and its actions and decisions with respect to compensation for the fiscal year ended January 31, 2000. Changes made or anticipated for the fiscal year ending January 31, 2001 are also discussed.

COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to link the compensation of the Company's executive officers to compensation levels paid at comparable companies and to measures of individual and Company performance that contribute to increased value for the Company's stockholders. The focus of the Company's compensation program for executives is on both annual and long-term incentives and consists of three key elements:

     - a base salary;

     - annual bonus compensation; and

     - equity-based awards, including stock options.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance, as well as the attainment of strong financial performance. Additional equity awards relate a significant portion of long-term remuneration directly to stock performance.

     Base Salary. Salaries paid to executive officers (other than the Chief Executive Officer and Support Employees described in the Management Services Agreement) are reviewed annually by the Chief Executive Officer based upon his assessment of the nature of the position and the contribution, experience, and Company tenure of the executive officer. Annual salary recommendations are then made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, or disapproves such recommendations.

     Compensation is paid to A&M for the services of Mr. Antonio C. Alvarez, II and the services of other personnel supplied by A&M in accordance with the Management Services Agreement. Under the Management Services Agreement, A&M currently receives $600,000 annually as compensation for the services of Antonio
C. Alvarez, II and the services of other personnel supplied by A&M as needed.

     Annual Bonus Compensation. The Company's corporate bonus plan provides for officer bonus opportunities relative to the achievement of certain targets related to earnings before interest, taxes, depreciation and amortization ("EBITDA"). Pursuant to the Management Services Agreement, A&M is eligible to receive additional incentive fees if the EBITDA performance targets are met under the corporate bonus plan. For the fiscal year ended January 31, 2000, the discretionary bonus paid to A&M totaled $46,000.

     Stock Options. In connection with the Management Services Agreement and consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement (amended on April 30, 1998 to conform the agreement to the intention of the parties) with A&M #3, an affiliate of A&M of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options (the "A&M #3 Options") representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) certain shares purchased by A&M #3, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3 Options expire on January 31, 2003, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consisted of (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire

399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

     Additional grants of Non-Qualified Stock Options totaling 254,500 were made during the fiscal year ended January 31, 2000. On April 13, 2000, the Board of Directors authorized the granting of an additional 264,500 options. As of September 15, 2000, net of forfeitures, there were 577,000 options outstanding under the Wherehouse 1998 Stock Incentive Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Under the Management Services Agreement, A&M currently receives $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied by A&M, as needed.

     In extending the Management Services Agreement, the Committee took note that the Company had achieved a significant improvement in its operating performance under the direction of Mr. Antonio Alvarez and others provided by A&M, that A&M had not in prior years sought an increase in the compensation paid for Mr. Antonio Alvarez or other personnel supplied by A&M, and that the Company would be well served by continuing this relationship. See "Description of Employment Contracts, Termination of Employment and Change in Control Arrangements."

SECTION 162(m) CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility to the Company of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. No covered executive's compensation for these purposes exceeded $1.0 million for the fiscal year ended January 31, 2000.

                                          The Compensation Committee

                                          Robert C. Davenport
                                          Joseph Radecki
                                          Joseph B. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Davenport, Radecki, and Smith. None of the members of the Compensation Committee is or has been an officer or employee of the Company. Mr. Radecki is currently Managing Director of CIBC Oppenheimer Corp., an investment bank. CIBC Oppenheimer Corp. acted as a financial advisor to the Company during 1998 with respect to the Acquisition of Blockbuster Music by the Company, and, pursuant to an engagement letter dated September 22, 1998, received a fee of $600,000 from the Company, plus expenses, upon completion of the Acquisition.

     Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P. In 1998, the Company paid a onetime fee of $900,000 to Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P., for a commitment to provide a bridge loan to finance the acquisition of Blockbuster Music in the event that permanent financing was not in place at the time of the Acquisition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Management Services Agreement and a Stock Subscription Agreement dated as of January 31, 1997 (the "Stock Subscription Agreement"), Wherehouse agreed to sell, and A&M #3 agreed to buy, at a purchase price of $6,340,000 ($1,000,000 in cash from A&M #3's funds, plus a secured recourse promissory note in the principal amount of $335,000 and a secured non-recourse promissory note in the amount of $5,005,000 (collectively, the "Promissory Notes")), 1,100,000 shares of Common Stock (the "A&M Shares") (subject to adjustment upward or downward to represent 10% of the sum of (i) the shares of Common Stock ultimately issued under the Reorganization Plan plus (ii) the number of shares of Common Stock issued to A&M #3). The Management Services Agreement provides that the number of A&M Shares are to be adjusted periodically, as practicable, based on the shares issued under the Reorganization Plan. An interim adjustment was made on December 10, 1998 to reflect the issuance of shares under the Reorganization Plan based on the resolution of claims as of September 30, 1998. Based on this interim adjustment, the number of A&M Shares was reduced to 1,079,236. The Company estimates that approximately 4,700 additional A&M Shares will be issued in the future based on the adjustment formula. The Promissory Notes bear interest at 7% per annum during the first four years and 11% per annum during the fifth through seventh years, mature on January 31, 2004 and have no scheduled interest or principal amortization until their maturity date. The Promissory Notes are secured by a first-priority pledge of the A&M Shares pursuant to a Stock Pledge Agreement dated as of January 31, 1997.

     In addition, in connection with the Management Services Agreement and consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement, amended on April 30, 1998 (to conform the agreement to the intention of the parties) with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) the A&M #3 Shares, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3 Options expire on January 31, 2003, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consisted of
(i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

     Wherehouse also granted certain registration rights to A&M #3 with respect to the A&M Shares pursuant to a Registration Rights Agreement dated as of January 31, 1997 (the "A&M Registration Rights Agreement"). Under the A&M Registration Rights Agreement, A&M #3 has the right to make one demand registration and two piggyback registrations in respect of the A&M Shares and shares subject to the A&M #3 Options.

     Prior to January 31, 1997, the effective date of the Reorganization Plan, Antonio C. Alvarez, II served as a consultant to the Senior lenders under Wherehouse Dissolution Company's ("Old Wherehouse") bank credit agreement (the "Senior Lenders") pursuant to a letter agreement dated as of October 14, 1996 between A&M, Antonio C. Alvarez, II and the Senior Lenders (the "Interim Agreement"). Pursuant to the Interim Agreement, the Senior Lenders agreed to pay A&M a consulting fee of $50,000 per month plus the hourly fees of those A&M employees providing assistance to Antonio C. Alvarez, II in the performance of his consulting responsibilities. The Senior Lenders paid $389,452 to A&M pursuant to the Interim Agreement prior to January 31, 1997. Under the Management Services Agreement, Wherehouse agreed to reimburse, and has reimbursed, the Senior Lenders for the amounts paid by the Senior Lenders to A&M pursuant to the Interim Agreement.

     Jefferies & Company, Inc., of which Mr. Radecki was an Executive Vice President and Director of Financial Restructurings, served as the financial consultant to Old Wherehouse in the voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Case"), and, prior to Mr. Radecki leaving Jefferies & Company, Inc., it also served as financial advisor to Wherehouse Entertainment, Inc. ("New Wherehouse"). Mr. Radecki is currently Managing Director of CIBC World Markets, an investment bank formerly know as CIBC Oppenheimer Corp. CIBC Oppenheimer Corp. acted as a financial advisor to the Company during 1998 with respect to the Acquisition of Blockbuster Music, and, pursuant to an engagement letter dated September 22, 1998, received a fee of $600,000, plus expenses, upon completion of the Acquisition.

     In 1998, the Company paid a one-time fee of $0.9 million to Cerberus Capital Management, L.P. for a commitment to provide a bridge loan to finance the acquisition of Blockbuster Music in the event that permanent financing was not in place at the time of the Acquisition. Cerberus Capital Management, L.P. is a limited partnership controlled by Mr. Stephen Feinberg, who is a beneficial owner of greater than 5% of Common Stock of Wherehouse. Mr. Davenport, a Managing Director of Cerberus Capital Management, L.P., is a director of Wherehouse.

     Madeleine LLC, a Delaware limited liability company ("Madeleine"), has entered into a participation agreement with Congress Financial Corporation (Western), pursuant to which Madeleine has agreed to purchase a 100% undivided interest in all of Congress Financial Corporation (Western)'s right, title and interest in and to any loans under the $10.0 million Tranche B revolving line of credit under the Company's amended loan agreement with Congress Financial Corporation (Western) (the "Congress Facility"). On October 26, 1998, Madeleine received $100,000 of the closing fee for the Congress Facility. Madeleine will receive up to $100,000 annually from Congress Financial Corporation (Western) as its portion of the annual commitment fee and unused line fee for Tranche B. Mr. Feinberg is the managing member of Madeleine and the general partner of Cerberus Partners, L.P.

                                   PROPOSAL 2

                            APPROVAL OF AMENDMENT TO
                         THE 1998 STOCK INCENTIVE PLAN

     On June 27, 2000, the Board approved an amendment to the 1998 Stock Incentive Plan (as amended, the "Plan") to increase the maximum number of shares that may be issued under the Plan from 600,000 shares to 800,000 shares the effectiveness of which was conditioned by the Board upon stockholder approval. Capitalized terms used but not defined herein have the meanings assigned to them in the Plan.

SUMMARY DESCRIPTION OF THE PLAN

     The principal terms of the Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the Plan.

     Purpose. The purpose of the Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding officers, employees and directors with awards and incentives for high levels of individual performance and improved financial performance of the Company.

     Eligible Persons. Eligible Persons under the Plan generally include directors, officers and employees of the Company. As of September 15, 2000, there were approximately 6,200 officers and employees of the Company and its Subsidiaries and five Directors, all of whom are Eligible Persons under the Plan. The Board or committee, as described below, retains the power to determine the particular Eligible Persons to whom discretionary Awards will be granted.

     Administration. The Plan will be administered by the Board or by one or more committees appointed by the Board (the appropriate acting body is referred to as the "Committee"), currently the Compensation Committee, and all Awards to Eligible Persons will be authorized by the Board or the Committee. See "Committees of the Board of Directors" at page 5 of this Proxy Statement. The applicable Committee will have broad authority under the Plan:

     - to select the participants;

     - to determine the number of shares that are to be subject to Awards and the terms and conditions of such Awards, including the price (if any) to be paid for the shares or the Award;

     - to permit the recipient of any Award to pay the exercise or purchase price of the Common Stock or the Award in cash, by the delivery of previously owned shares of Common Stock or by offset (withholding shares otherwise to be delivered on exercise, which shares shall be valued at their fair market value as of the date of exercise);

     - to reprice Awards and amend other Award terms, and to extend benefits under an Award; and

     - to make certain adjustments to an outstanding Award and authorize the conversion, succession or substitution of an Award in connection with certain reorganizations or Change in Control Events (as generally described below under "Acceleration of Awards; Possible Early Termination of Awards").

     Types of Awards. The Plan authorizes the grant of Options and Stock Appreciation Rights ("SARs" and, collectively with Options, "Awards." Generally speaking, an Option or SAR will expire not more than 10 years after the date of grant. The Committee determines the applicable vesting schedule for each Award, subject, prior to the Company's Common Stock becoming Listed, to any minimum vesting requirements set forth in the California Regulations. The Company may settle Awards in cash or shares of the Company's Common Stock.

     Transfer Restrictions. Subject to customary exceptions, Awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable only by the recipient. The Committee, however, may permit the transfer of an Award if the transferor presents satisfactory evidence that the transfer is for estate and/or tax planning purposes and without consideration (other than nominal consideration). Shares issued pursuant to Awards, so long as the Corporation's Common Stock is not Listed, will be "restricted securities" and legended, and are subject to a right of first refusal whereby the shares must first be offered to the Corporation prior to any transfer.

     Adjustments. As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the outstanding Awards, as well as exercise or purchase prices and other share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the Company's stockholders. The Plan will not limit the authority of the Board or other Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any authority.

     Stock Options. An Option is the right to purchase shares of Common Stock at a future date at a fixed or variable exercise price (the "Option Price") during a specified term not to exceed 10 years. The Committee must designate each Option granted as either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO"). The Option Price per share will be determined by the Committee at the time of grant, but in the case of ISO's will not be less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of a beneficial holder of more than 10% of the total combined voting power of all classes of stock of the Company). ISO's are taxed differently and are subject to more restrictive terms and amounts by the Code and the Plan. The Plan includes a minimum option price of 85% of grant date fair market value on all Non-Qualified Stock Options ("NQSO's"). Full payment for shares purchased on the exercise of any Option must be made at the time of such exercise, in cash, shares already owned or other lawful consideration (including an offset of shares subject to the Option as the Committee may approve, or payment through authorized third party payment procedures.)

     Stock Appreciation Rights. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR. The base price of each SAR will be established by the Committee at the time of grant of the SAR and generally will be subject to the same pricing limits as Options. SARs may be granted in connection with Options, in which case the base price (if below market) may not be lower than the Option Exercise Price, or independently.

     Acceleration of Awards; Possible Early Termination of Awards. Generally, upon the Change in Control Event, each Option and SAR will become immediately exercisable. A Change in Control Event under the Plan generally includes (subject to certain exceptions)

     - a more than 50% change in ownership of the Company;

     - certain changes in a majority of the Board and

     - certain mergers or consolidations approved by the Company's stockholders, or stockholder approval of a liquidation of the Company or sale of substantially all of the Company's assets.

     A Change in Control could also be triggered if any new person acquires greater than 30% ownership, and the current 5% owners (see "Security Ownership of 5% Holders, Directors and Executive Officers" on page 3 of this proxy) do not retain at least 30%. In certain circumstances, Awards that are fully accelerated and that are not exercised or settled at or prior to a Change in Control Event in which the Company does not survive generally would or could be terminated. If the vesting of an Award has been accelerated expressly in anticipation of an event or subject to shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

     Termination of or Changes to the Plan. The Board may amend or terminate the Plan at any time and in any manner, including a manner that increases, within Plan aggregate limits, awards to officers and directors. Unless required by applicable law, stockholder approval of amendments will not be required. No new Awards may be granted under the Plan after April 7, 2008, although the applicable Plan provisions and authority of the Committee will continue as to any then outstanding Awards. (This authority includes authority to amend outstanding options.) As noted above, outstanding Options and other Awards may be amended, but the consent of the holder is required if the amendment materially and adversely affects the holder.

     Shares Available for Grant. A maximum of 600,000 shares of Common Stock currently may be issued under the Plan as previously approved by the Company's stockholders (subject to adjustment upon the occurrence of certain events which affect the Common Stock). The Plan provides that, during any calendar year, a maximum of 125,000 shares of Common Stock may be subject to Plan Options and SARs granted to any individual, subject to certain anti-dilution adjustments.

     For purposes of determining the number of shares to charge against the share limits under the Plan, shares relating to any award (or part of an award) that fails to vest, expires, is not exercised or is cancelled or reacquired will again become available for award purposes under the Plan, subject to certain limits (if applicable) in respect of performance-based awards for purposes of
Section 162(m) of the Internal Revenue Code. Any subsequent use of those shares is subject to the individual grant limits during any period and to aggregate plan limits on shares issued. Awards settled in cash are not charged against the share limits of the Plan. Upon a stock-for-stock exercise, share offset or stock settlement of an Option or Stock Appreciation Right ("SAR"), only the net number of new shares issued will be charged against the share limits.

OTHER SPECIFIC BENEFITS

     The grant of other Awards under the Plan in the future and the nature of any such Awards are subject to the Committee's discretion. Except as reported above, the number, amount and type of Awards to be received by or allocated to Eligible Persons under the Plan in the future cannot be determined.

     The Plan can be reviewed on the EDGAR database on the Securities and Exchange Commission's Web site at http://www.sec.gov and may be obtained from the Company. Requests for copies of the Plan should be directed to:

                         Treasurer
                   Wherehouse Entertainment, Inc.
                   19701 Hamilton Avenue
                   Torrance, California 90502
                   Telephone: (310) 965-8378

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN FROM 600,000 SHARES TO 800,000 SHARES.

                                   PROPOSAL 3

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2001. This appointment is subject to stockholder approval.

     Upon appointment, Deloitte & Touche LLP will serve the Company and its subsidiaries through the fiscal year ending January 31, 2001. Deloitte & Touche's services to the Company will include examination of the Company's consolidated financial statements, consultation on various tax issues and other matters, and other services related to filings with the SEC.

     Deloitte & Touche LLP was first appointed to serve as the Company's independent public accountants and auditors on September 22, 1998. The decision to select Deloitte & Touche was unanimously recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors. Previously, Ernst & Young LLP had served as the Company's independent public accountants and auditors, but was dismissed by the Company. Ernst & Young LLP's report on the Company's financial statements for the two fiscal years prior to its dismissal did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company for each of the two fiscal years prior to such dismissal, and in the subsequent interim periods, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K and no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

                                 MISCELLANEOUS

SECURITY OWNERSHIP OF 5% HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     Common Stock is the only outstanding class of voting securities of the Company. The following table sets forth, as of September 15, 2000, the number and percentage of shares of Common Stock beneficially owned by (i) each person known to Wherehouse to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Wherehouse, (iii) each Named Executive Officer, and (iv) all directors and executive officers of Wherehouse as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him or her, subject to community property laws where applicable. The percentage of ownership in the following table does not include the additional estimated 4,700 shares that may be issued pursuant to the Reorganization Plan after September 15, 2000.

                                                                      PERCENTAGE OF
                                             NUMBER OF SHARES              ALL
                                               BENEFICIALLY            COMMON STOCK
                   NAME                        OWNED(1)(2)            OUTSTANDING(3)
                   ----                     ------------------        --------------
Stephen Feinberg..........................      7,099,282(4)               55.4%
  450 Park Avenue, 28th Floor
  New York, New York 10022
Antonio C. Alvarez, II....................               (5)
  c/o Wherehouse Entertainment, Inc.
  19701 Hamilton Avenue
  Torrance, California 90502-1334
Bryan Marsal..............................               (6)
  c/o Alvarez & Marsal, Inc.
  599 Lexington Avenue, Suite #2700
  New York, New York 10022-4802
A&M Investment Associates #3, LLC.........      2,278,387(7)               17.8%
  c/o Alvarez & Marsal, Inc.
  599 Lexington Avenue, Suite #2700
  New York, New York 10022-4802
A&M Investment Associates #4, LLC.........        385,542(8)                3.0%
A&M Investment Associates #8, LLC.........         16,000(9)                  *
     Total for Antonio C. Alvarez, II and
     Bryan Marsal.........................      2,679,929(5)(6)            21.0%
Robert C. Davenport.......................              0(10)                 0
Jonathan Gallen...........................        435,195(11)               3.4%
Joseph B. Smith...........................              0                     0
Joseph J. Radecki, Jr.....................              0                     0
Hugh G. Hilton............................              0(7)                  0
Larry Gaines..............................         20,000(12)                 *
Barbara C. Brown..........................         16,800(13)                 *
All Directors and Executive Officers, as a
  group (9 persons).......................      3,151,924                  24.6%

---------------
 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes sole or shared voting or investment power with respect to securities. Except as otherwise noted below and subject to community property laws where applicable, each person named reportedly has sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by such person. On September 15, 2000, there were 11,022,185 shares of Common Stock outstanding.

(2) The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of Common Stock underlying options, warrants and rights (including conversion rights) exercisable as of or within 60 days after September 15, 2000, as follows:

A&M Investment Associates #3, LLC.........................  1,199,151
  Antonio C. Alvarez, II, Bryan Marsal
Jonathan Gallen...........................................    161,666
Stephen Feinberg..........................................     72,687
Larry C. Gaines...........................................     20,000
Barbara C. Brown..........................................     16,800
                                                            ---------
All Directors and Executive Officers as a Group (9
  persons)................................................  1,397,617

 (3) The percent of Common Stock outstanding is based upon (i) the 11,022,185 shares of Common Stock outstanding at September 15, 2000, plus (ii) the 776,000 warrants issued under the Reorganization Plan, plus (iii) the 1,199,151 shares underlying the A&M Options, plus (iv) all employee stock options that are exercisable within 60 days of September 15, 2000. In connection with the Reorganization Plan, holders of Old Wherehouse's Senior Subordinated Notes received three tranches of warrants to purchase shares of Common Stock (the "Warrants"). The Tranche A Warrants represent the right to purchase 576,000 shares of Common Stock at an exercise price of $2.38 per share and have a five year maturity. The Tranche B Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $9.00 per share and have a seven year maturity. The Tranche C Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $11.00 per share and have a seven year maturity. Each Warrant is exercisable for one share of Common Stock.

 (4) This information was obtained from a Schedule 13D-Amendment No. 2 filed with the Commission regarding Mr. Feinberg's beneficial ownership as of September 29, 1998. Ownership is described therein as follows: Cerberus Partners, L.P., a Delaware limited partnership, owns 1,670,222 shares of Common Stock and 4,959 Warrants; Cerberus International, Ltd., a corporation organized under the laws of the Bahamas, owns 1,962,182 shares of Common Stock and 32,280 Warrants; Ultra Cerberus Fund, Ltd., a corporation organized under the laws of the Bahamas, owns 156,583 shares of Common Stock and 7,291 Warrants, all over which Mr. Feinberg possesses sole voting and dispositive power. Various other private investment funds for which Mr. Feinberg possesses dispositive authority over the securities of the Company own in the aggregate 3,237,608 shares of Common Stock and 28,157 Warrants.

 (5) As disclosed on a Schedule 13D -- Amendment No. 2 filed with the Commission on April 13, 1999, and on a Form 5 filed with the Commission on March 17, 1999, Antonio C. Alvarez, II is a managing member of A&M #3, A&M Investment Associates #4 LLC ("A&M #4"), and A&M Investment Associates #8 LLC ("A&M #8"), and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Alvarez disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

 (6) As disclosed on a Schedule 13D -- Amendment No. 2 filed with the Commission on April 13, 1999, and on a Form 5 filed with the Commission on March 17, 1999, Bryan Marsal is a managing member of A&M #3, A&M #4, and A&M #8, and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Marsal disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

 (7) A&M #3 is a Delaware limited liability company. The share total includes A&M #3 Options to purchase 1,199,151 shares of Common Stock, exercisable within 60 days of September 15, 2000. The A&M #3 Options are subject to adjustment pursuant to the adjustment provisions of the Option Agreement. On December 10, 1998, an interim adjustment was made. See "Certain Relationships and Related Transactions." Mr. Hilton possesses a pecuniary interest in A&M #3. Mr. Hilton disclaims beneficial ownership of shares of Common Stock held by A&M #3, except to the extent of his pecuniary interest therein.

 (8) A&M Investment Associates #4, LLC is a Delaware limited liability Company ("A&M #4").

 (9) A&M Investment Associates #8, LLC is a Delaware limited liability Company ("A&M #8").

(10) Mr. Davenport is a managing director of Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P, and may be deemed to be the beneficial owner of all of the shares of Common Stock held by Cerberus Partners, L.P. Mr. Davenport disclaims any beneficial ownership in the shares of Common Stock held by Cerberus Partners, L.P.

(11) Mr. Gallen is the managing member of Pequod LLC, the general partner of Pequod Investments, L.P., which beneficially owns 217,596 shares of Common Stock, including 80,832 Warrants. Mr. Gallen is also President of Ahab Capital Management, Inc., which is an investment advisor to Pequod International, Ltd. (the beneficial owner of 217,599 shares of Common Stock, which total includes 80,834 Warrants). As such, Mr. Gallen may be deemed to be the beneficial owner of the shares of Common Stock and Warrants held by Pequod Investments, L.P. and Pequod International, Ltd. Mr. Gallen has sole voting and investment power over Common Stock owned by Pequod Investments, L.P. and Pequod International, Ltd. Mr. Gallen disclaims beneficial ownership in the shares of Common Stock held by Pequod Investments, L.P. and Pequod International, Ltd., except to the extent of his pecuniary interest therein.

(12) Mr. Gaines has a right to acquire 20,000 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after September 15, 2000 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

(13) Ms. Brown has a right to acquire 16,800 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after September 15, 2000 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

OTHER MATTERS

     If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and persons holding more than 10% of Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. In the fiscal year ended January 31, 2000, the following officers of the Company failed to file a Form 3 within ten days after becoming officers of the Company: Hugh Hilton, Mark A. Velarde, Mark D. Alvarez, Mehdi Mahavi and Karan Marsal.

COST OF SOLICITING PROXIES

     The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 2000. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. IF ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE 2000 ANNUAL MEETING DESIRES ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT, THEY WILL BE FURNISHED WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST. The request should identify the person making the request as a stockholder of the Company and should be directed to:

                         Wherehouse Entertainment, Inc.
                             19701 Hamilton Avenue
                        Torrance, California 90502-1334
                              Attention: Treasurer

     Telephone requests may be directed to the Treasurer at (310) 965-8378.

PROPOSALS OF STOCKHOLDERS

     The 2001 Annual Meeting of stockholders is expected to be held in September 2001. To be considered for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting, proposals of stockholders intended to be presented at the Meeting must be received by the Company's Treasurer at Wherehouse Entertainment, Inc., 19701 Hamilton Avenue, Torrance, California 90502-1334, Attention:
Treasurer not later than April 24, 2001.

                                      PROXY


                         WHEREHOUSE ENTERTAINMENT, INC.
                             PROXY FOR COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Antonio C. Alvarez, II and Robert C. Davenport, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all of the shares of common stock of Wherehouse Entertainment, Inc. (the "Company") which the undersigned may be entitled to vote and to act for me in my name, place and stead at the Annual Meeting of Stockholders of the Company to be held at The Holiday Inn Hotel, 19800 S. Vermont, Torrance, California, on Wednesday, October 18, 2000 at 10:00 a.m. (local time), for the purpose of considering and voting upon the matters on the following:

                    (Please sign and date the reverse side.)



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, FOR ITEMS 1, 2 AND 3. ON SUCH OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE MEETING, THIS PROXY WILL BE VOTED AS SAID PROXIES DEEM ADVISABLE.


1.   ELECTION OF DIRECTORS.

          [ ] FOR all nominees listed below (except as marked to the contrary)

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

        Antonio C. Alvarez, II        Robert C. Davenport     Jonathan Gallen
        Joseph J. Radecki, Jr.        Joseph B. Smith


2. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

     [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN

3. APPROVAL OF AN AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN (AS AMENDED, "THE PLAN") INCREASING THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN FROM 600,000 SHARES TO 800,000 SHARES.

     [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN

4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full corporate name by the authorized officer.




Dated:                            , 2000
       ---------------------------



---------------------------------------
Signature  (if jointly held)




---------------------------------------
Signature